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                                                                    EXHIBIT 10.3

                         EXECUTIVE EMPLOYMENT AGREEMENT


         This EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into by and between Texas Capital Bancshares, Inc. (the "Company"), having a business address at 2100 McKinney, Suite 900, Dallas, Texas 75201 and Joseph M. Grant ("Executive") having a mailing address at 4305 Overhill Drive, Dallas, Texas 75205.

                                    RECITALS

         The Board of Directors of the Company (the "Board of Directors") has determined that it is in the best interests of the Company to retain the Executive's services and to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in the control of the Company or the assertion of claims and actions against employees.

         The Company wishes to assure itself of the services of the Executive for the period provided in this Agreement and the Executive wishes to serve in the employ of the Company on the terms and conditions hereinafter provided.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

         1. EMPLOYMENT. Upon the terms and subject to the conditions contained in this Agreement, the Executive agrees to provide full-time services for the Company during the Employment Term. The Executive agrees to devote his best efforts to the business of the Company, and shall perform his duties in a diligent, trustworthy, and business-like manner, all for the purpose of advancing the business of the Company. The Executive agrees to devote his entire business time, attention, skill and energy exclusively to the business of the Company. The Executive is encouraged to engage in appropriate civic, charitable or religious activities and devote a reasonable amount of time to private investments or boards or other activities provided that such activities do not interfere or conflict with the Executive's responsibilities and are not and are not likely to be contrary to the Company's interests.

         2. DUTIES. The duties of the Executive shall be those duties which can reasonably be expected to be performed by a person with the title of Chairman of the Board of Directors and Chief Executive Officer and such other duties as shall be set forth as Attachment A hereto. The Executive will comply with the lawful policies and standards that the Company may establish or modify from time to time.

         3. EMPLOYMENT TERM. Subject to the terms and conditions hereof, the Company agrees to employ the Executive for a term commencing on August 1, 2002 (the "Effective Date")

Grant Executive Employment Agreement     1
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and continuing through August 1, 2004 (the "Employment Term"), unless otherwise set forth herein or renewed with the written agreement of both parties hereto before the expiration hereof.

         4. SALARY AND BENEFITS.

                  (a) Base Salary. The Company shall, during the Employment Term, pay the Executive a base salary of at least $275,000 per year, payable in accordance with the Company's regular payroll practice in effect from time to time, less applicable withholding and payroll deductions. The Company agrees to consider increasing such base salary at least annually during the Employment Term, but shall not be obligated to effectuate such an increase.

                  (b) Bonus. During the Employment Term, the Executive will be included in the Executive Bonus Plan adopted and revised from time to time by the Board of Directors.

                  (c) Equity Compensation. Concurrently with the execution of this Agreement, the Executive shall receive a restricted stock award under the Company's 1999 Omnibus Stock Plan upon the terms and conditions set forth in Attachment B to this Agreement, which is hereby incorporated herein by reference. During the Employment Term, the Executive will be eligible to receive, at the discretion of the Board of Directors, grants of stock options under the Plan.

                  (d) Employee Benefits and Perquisites. The Executive shall be entitled to participate in the employee benefit programs and receive other perquisites generally available to employees of the Company holding positions similar to the Executive.

         5. TERMINATION OF EMPLOYMENT. The Board of Directors of the Company or the Executive may terminate the employment of the Executive at any time subject to the provisions of this Section 5.

                  (a) Voluntary Resignation or Termination for Cause. If the Executive shall voluntarily terminate his employment for other than Good Reason, or if the Company shall terminate the employment of the Executive for Cause, the Employment Term shall terminate immediately and the Company shall have no further obligation to make any payment under this Agreement which has not already become payable, but has not yet been paid. Notwithstanding the foregoing, with respect to any stock options or other plans or programs in which the Executive is participating at the time of termination of his employment, the Executive's rights and benefits under each such plan shall be determined in accordance with the terms, conditions, and limitations of the plan and any separate agreement executed by the Executive which may then be in effect.

         For the purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (i) the continued failure by the Executive after notice to perform his duties with the Company (other than any such failure resulting from death or incapacity due to physical or mental illness), (ii) a conviction of, or a plea of "guilty" or "no contest" to, a felony or a crime involving dishonesty or a breach of trust,

Grant Executive Employment Agreement     2
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         (iii) an act or omission that constitutes gross misconduct or moral turpitude, or (iv) a breach of any duty owed to the Company, including but not limited to the duties of loyalty and confidentiality that is injurious to the Company.

                  (b) Termination Without Cause; Resignation for Good Reason. If during the term of this Agreement, the Executive's employment is terminated by the Company without Cause or the Executive voluntarily terminates his employment for Good Reason, and the Executive executes a Release of any and all claims relating to or arising from his employment that he may have against the Company Group (as defined in Section 7 below) or any officer, director, agent, or employee of any entity that is part of the Company Group based on any act or omission through the date Executive's employment terminates ("Date of Termination"):

                           (i) The Company shall increase the annual
                  compensation of the Executive to the "adjusted compensation" as defined herein and shall continue to pay such adjusted compensation through the end of the Employment Term; provided, however, if at such time there is less than one year remaining in the Employment Term, the Company shall continue to pay Executive the adjusted compensation for at least one year in such event.

                           (ii) The Company shall maintain in full force and
                  effect for the continued benefit of the Executive, for a one year period after the Date of Termination, all health insurance benefits provided that his continued participation is possible under the general terms and provisions of such health insurance plans and programs.

                  For purposes of this Agreement, "Good Reason" shall mean:

                           (A) Without his express written consent, the
                  assignment of Executive to a position organizationally or functionally inferior to his position with the Company on the date of this Agreement;

                           (B) A reduction by the Company in the Executive's
                  base salary as in effect on the date hereof, unless such reduction is a proportionate reduction of the compensation of the Executive and all other senior officers of the Company as a part of a Company-wide effort to enhance the financial condition of the Company;

                           (C) The Company's requiring the Executive to be based
                  anywhere other than the Dallas/Fort Worth Metroplex, except for required travel on the Company's business;

                           (D) The failure by the Company to continue to allow
                  Executive to be eligible to participate in any stock option plan in which the Executive is participating (or plans providing substantially similar benefits) without the Executive's consent.


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                  For purposes of this Agreement, "adjusted compensation" shall mean the annual base salary of Executive then in effect, plus the bonus paid to Executive for the preceding calendar year, multiplied by 150%.

                  (c) Death or Disability. The Company may terminate the Executive's employment upon the death or Disability of the Executive. As used herein, "Disability" means an illness or other disability which prevents the Executive from discharging his responsibilities under this Agreement for a period of 180 calendar days during any calendar year during the Employment Term, as determined in good faith by the Board of Directors. If the Company terminates the Executive's employment upon the death or Disability of the Executive, the Company shall continue to pay the Executive the base salary that would have been due through the first anniversary of the Date of Termination.

                  (d) Notice of Termination. Any termination of this Agreement by the Company for Cause, without Cause or as a result of the Executive's Disability, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) specifies the Date of Termination, if such date is other than the date of receipt of such notice.

6. CHANGE IN CONTROL.

                  (a) For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred at such time as:

                           (i) any "person" (as the term is used in Sections
                  13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company representing 25% or more of the Company's outstanding voting securities or rights to acquire such securities except for any voting securities issued or purchased under any employee benefit plan of the Company or its Subsidiaries; or

                           (ii) individuals who constitute the Board of
                  Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be, for purposes of this clause (ii), considered as though he were a member of the Incumbent Board; or


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                           (iii) a plan of reorganization, merger,
                  consolidation, sale of all or substantially all of the assets of the Company or similar transaction occurs or is effectuated in which the Company is not the resulting entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated upon receipt of all required regulatory approvals not including the lapse of any required waiting periods; or

                           (iv) the Board of Directors determines in its sole
                  discretion that a Change in Control has occurred.

                  (b) If, during the Employment Term, a Change in Control occurs, then (i) the Executive shall be entitled to the benefits provided in paragraphs (c) and (d) of this Section 6 upon (I) the termination of the Executive's employment by the Company without Cause after the occurrence of such Change of Control, or (II) the termination of the Executive's employment by the Executive for Good Reason after the occurrence of such Change of Control; and (ii) the Executive shall be entitled to the benefits provided in paragraph (e) of this Section 6.

                  (c) Upon the Executive's entitlement to benefits pursuant to
         Section 6(b), the Company shall pay Executive, as liquidated damages in place of any amounts otherwise payable to the Executive under Section 5, a single lump sum equal to (i) the Executive's Annual Compensation during the most recently completed fiscal year multiplied by (ii) 2.67. As used herein, "Annual Compensation" shall include Base Salary and any bonuses paid to the Executive with respect to any such year. Such payment shall be made in a lump sum no later than 30 days after the Date of Termination. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

                  (d) Upon the Executive's entitlement to benefits pursuant to
         Section 6(b), the Company will cause to be continued life, medical and dental coverage substantially equivalent to the coverage maintained by the Company for Executive prior to his severance at no premium cost to Executive. Such coverage and payments shall cease upon the earliest of
         (i) the expiration of 60 months following the Date of Termination, (ii) the date upon which the Executive obtains other employment which provides similar coverage, or (iii) the date upon which Executive qualifies for Medicare benefits under federal law.

                  (e) Upon the Executive's entitlement to benefits pursuant to
         Section 6(b)(ii), the Change of Control vesting provisions of the Executive's restricted stock award, which are described in Attachment B to this Agreement, shall apply.

                  (f) If a Change in Control occurs after the end of the Employment Term and prior to the date the Executive's restricted stock units granted under Section 5(c) have vested, then (i) if the Executive's employment is terminated after such Change of Control for:
         (I) death or disability, (II) by the Company without Cause, or (III) by the Executive with Good Reason, then the Executive shall be paid a single lump sum equal to (A) the Executive's Annual Compensation during the most recently completed fiscal year

Grant Executive Employment Agreement     5
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         multiplied by (B) 2.67; and (ii) the Change of Control vesting provisions of the Executive's restricted stock award, which are described in Attachment B to this Agreement, shall apply. The payment under the preceding sentence shall be made in a single lump sum no later than 30 days after the Date of Termination and shall not be reduced in the event the Executive obtains other employment following termination of employment.

                  (g) If a Change of Control occurs prior to the earlier of (i) August 1, 2004, or (ii) 15 months following the consummation of an initial public offering of the Company's common stock, the No Competition provision of Section 12 and the No Tampering provision of
         Section 13 shall apply during the 12-month period commencing on the earlier of (i) August 1, 2004, or (ii) 15 months following the consummation of an initial public offering of the Company's common stock. The Executive and the Company hereby agree that the benefits provided pursuant to Sections 6(c), 6(d) and 6(e) above are compensation for the extension of these No Competition and No Tampering provisions of this Agreement.

                  (h) If a Change of Control occurs after the earlier of (i) August 1, 2004, or (ii) 15 months following the consummation of an initial public offering of the Company's common stock, and prior to the date all of the Executive's restricted stock units granted under
         Section 5(c) have vested, the No Competition provision of Section 12 and the No Tampering provision of Section 13 shall apply during the 12-month period commencing on the earlier of (i) August 1, 2004, or
         (ii) 15 months following the consummation of an initial public offering of the Company's common stock. The Executive and the Company hereby agree that the benefits provided pursuant to Sections 6(f), above are compensation for the extension of these No Competition and No Tampering provisions of this Agreement..

                  (i) Notwithstanding the other provisions of this Section 6, in the event that:

                           (i) the aggregate payments or benefits to be made or
                  afforded to the Executive, which are deemed to be parachute payments as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor thereof, (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Code; and

                           (ii) if such Termination Benefits were reduced to an
                  amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with Section 280G and the Non-Triggering Amount less the product of the marginal rate of any applicable state and federal income tax and the Non-Triggering Amount would be greater than the aggregate value of the Termination Benefits (without such reduction) minus (a) the amount of tax required to be paid by the Executive thereon by Section 4999 of the Code and further minus (b) the product of the Termination Benefits and the marginal rate of any applicable state and federal income tax, then the Termination Benefits shall be reduced to the Non-

Grant Executive Employment Agreement    6

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                  Triggering Amount. The allocation of the reduction required hereby among the Termination Benefits shall be determined by the Executive.

         7. CONFIDENTIAL INFORMATION. The Executive recognizes and acknowledges that he will have access to certain information of members of the Company Group (as defined below) and that such information is confidential and constitutes valuable, special and unique property of such members of the Company Group. The Executive shall not at any time, either during or subsequent to the Employment Term, disclose to others, use, copy or permit to be copied, except in pursuance of his duties for and on behalf of the Company, its successors, assigns or nominees, any Confidential Information of any member of the Company Group (regardless of whether developed by the Executive) without the prior written consent of the Company or as required by law.

         As used herein, "Company Group" means the Company and any entity that directly or indirectly controls, is controlled by, or is under the common control with, the Company, and for the purposes of this definition "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether though the ownership of voting securities, by contract or otherwise.

         The term "Confidential Information" with respect to the Company means any secret or confidential information or know-how and shall include, but shall not be limited to, the plans, customers, costs, prices, uses, and application of products and services, results of investigations, studies or experiments owned or used by the Company, and all apparatus, products, processes, compositions, samples, formulas, computer programs, computer hardware designs, computer firmware designs, and servicing, marketing or manufacturing methods and techniques at any time used, developed, investigated, made or sold by the Company, before or during the Employment Term, that are not readily available to the public or that are maintained as confidential by the Company. The Executive shall maintain in confidence any Confidential Information of third parties received as a result of his employment with the Company in accordance with the Company's obligations to such third parties and the policies established by the Company.

         8. DELIVERY OF DOCUMENTS UPON TERMINATION. The Executive shall deliver to the Company or its designee at the termination of his employment all correspondence, memoranda, notes, records, drawings, sketches, plans, customer lists, product compositions, and other documents and all copies thereof, made, composed or received by the Executive, solely or jointly with others, that are in the Executive's possession, custody, or control at termination and that are related in any manner to the past, present, or anticipated business of any member of the Company Group. In this regard, the Executive hereby grants and conveys to the Company all right, title and interest in and to, including without limitation, the right to possess, print, copy, and sell or otherwise dispose of, any reports, records, papers, summaries, photographs, drawings or other documents, and writings, and copies, abstracts or summaries thereof, that may be prepared by the Executive or under his direction or that may come into his possession in any way during the term of his employment with the Company that relate in any manner to the past, present or anticipated business of any member of the Company Group.

Grant Executive Employment Agreement     7
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         9. DISCLOSURE AND RECEIPT OF CONFIDENTIAL INFORMATION. The Executive
shall not, at any time during his employment, knowingly receive from persons not employed by the Company, any Confidential Information, as described above, not belonging to the Company, unless a valid agreement is authorized by the Company and is signed by both the Company and by the disclosing party. The Executive shall not use or disclose to other employees of the Company, during his employment with Company, Confidential Information belonging to his former employers, former business associates, or any other third parties unless written permission has been given by such third parties to the Company and accepted by the Company to allow the Company to use and/or disclose such information. The Executive shall defend and indemnify the Company Group for any breach of the covenant contained in the preceding sentence.

         10. INTELLECTUAL PROPERTY. The Executive shall hold in trust for the benefit of the Company, and shall disclose promptly and fully to the Company in writing, and hereby assigns, and binds his heirs, executors, and administrators to assign, to the Company any and all inventions, discoveries, ideas, concepts, improvements, copyrightable works, and other developments (the "Developments") conceived, made, discovered or developed by him, solely or jointly with others, during the term of his employment by the Company, whether during or outside of usual working hours and whether on the Company's premises or not, that relate in any manner to the past, present or anticipated business of any member of the Company Group. All works of authorship created by the Executive during the Employment Term and any extension hereof, solely or jointly with others, shall be considered works made for hire under the Copyright Act of 1976, as amended, and shall be owned entirely by the Company. Any and all such Developments shall be the sole and exclusive property of the Company, whether patentable, copyrightable, or neither, and the Executive shall assist and fully cooperate in every way, at the Company's expense, in securing, maintaining, and enforcing, for the benefit of the Company or its designee, patents, copyrights or other types of proprietary or intellectual property protection for such Developments in any and all countries.

         11. FURTHER ACTS. At the request of the Company (but without additional compensation from the Company during his employment by the Company) the Executive shall execute any and all papers and perform all lawful acts that the Company may deem necessary or appropriate to further evidence or carry out the transactions contemplated by this Agreement including, without limitation, such acts as may be necessary for the preparation, filing, prosecution, and maintenance of applications for United States letters patent and foreign letters patent, or for United States and foreign copyright, on the Developments.

         12. NO COMPETITION. Until August 1, 2004, or until 15 months following the consummation of an initial public offering of the Company's common stock, whichever first occurs, the Executive shall not directly or indirectly engage in the business of operating a state or national bank or company providing similar services, or any other business in which any member of the Company Group directly or indirectly engages during the Employment Term; provided, however, that the restriction in this Section 12 shall apply only to the reasonable and limited geographic area consisting of any state where any member of the Company Group has an office, bank location or place of business, and Texas and any state that has a contiguous border with the State of Texas. For purposes of this
Section 12, the Executive shall be deemed to engage in such a business if he directly or indirectly, engages or invests in, owns, manages, operates, controls or


Grant Executive Employment Agreement     8
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participates in the ownership, management, operation or control of, is employed by, associated or in any manner connected with, or renders services or advice to, any business engaged in operating a state or national bank or other company providing similar services to those provided by the any member of the Company Group during the Employment Term; provided, however, that the Executive may invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if (x) such securities are listed on any national or regional securities exchange or have been registered under Section 12 of the Securities Exchange Act of 1934 and (y) the Executive does not beneficially own (as defined Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in excess of 5% of the outstanding capital of such enterprise.

         The Executive agrees that if a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 12 is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Section 12 shall remain in full force and effect. The Executive further agrees that if a court of competent jurisdiction determines that any provision of this Section 12 is invalid or against public policy, the remaining provisions of this Section 12 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

         The Executive acknowledges that the business of the Company and its Affiliates is national in scope and that the restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect the Company's and its affiliates' investment in their businesses and the goodwill thereof. The Executive acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Executive has been engaged in the business of the Company and its affiliates, the Executive's reputation in the markets for the Company's and its affiliates' businesses and the Executive's relationship with the suppliers, customers and clients of the Company and its affiliates. The Executive further acknowledges that the restrictions contained herein are not burdensome to the Executive in light of the consideration paid therefor.

         13. NO TAMPERING. Until August 1, 2004, or until 15 months following the consummation of an initial public offering of the Company's common stock, whichever first occurs (and for any period following the Employment Term during which Executive is receiving base salary pursuant to Section 5(b)(i) hereof) the Executive shall not (a) request, induce or attempt to influence any distributor or supplier of goods or services to any member of the Company Group to curtail or cancel any business they may transact with any member of the Company Group;
(b) request, induce or attempt to influence any customer of any member of the Company Group that have done business with or potential customers which have been in contact with any member of the Company Group to curtail or cancel any business they may transact with any member of the Company Group; (c) request, induce or attempt to influence any employee of any member of the Company Group to terminate his or her employment with such member of the Company Group; or (d) hire or employ or attempt to hire or employ any employee of any member of the Company Group.

Grant Executive Employment Agreement     9
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         Should Executive voluntarily terminate his employment with the Company for other than Good Cause prior to August 1, 2004, the Company may at its option, elect to extend the duration of the prohibitions against Executive contained in (c) and (d) of this Section 13 for a period of an additional 12 months following the date of such termination. To exercise such option the Company must provide written notice of such election to Executive within 30 days after such termination and pay to Executive an amount equal to the base pay and bonus, if any, earned by Executive during his last 12 months of employment with the Company (less any required withholding or other taxes). In such event such amount shall be paid in equal monthly installments over such 12 month period.

         14. NON-DISPARAGEMENT. The Executive and the Company agree that neither party shall at any time disparage, make negative comments or express negative opinions regarding the other party, either publicly or privately, in any communications with third-parties, verbal, written or otherwise.

         15. PUBLICITY AND ADVERTISING. The Executive agrees that the Company may use his name, picture, or likeness for any advertising, publicity or other business purpose at any time, during the term of this Agreement and may continue to use materials generated during the term of this Agreement for a period of six months thereafter. Such use of the Executive's name, picture, or likeness shall not be deemed to result in any invasion of the Executive's privacy or in violation of any property right the Executive may have; and the Executive shall receive no additional consideration if his name, picture or likeness is so used. The Executive further agrees that any negatives, prints or other material for printing or reproduction purposes prepared in connection with the use of his name, picture or likeness by the Company shall be and are the sole property of the Company.

         16. REMEDIES. The Executive acknowledges that a remedy at law for any breach or attempted breach of the Executive's obligations under Sections 7 through 15 may be inadequate, agrees that the Company is entitled to specific performance and injunctive and other equitable remedies in case of any such breach or attempted breach. The Company shall have the right to offset against amounts to be paid to the Executive pursuant to the terms hereof any amounts from time to time owing by the Executive to the Company. The termination of Executive's employment shall not be deemed to be a waiver by the Company of any breach by the Executive of this Agreement or any other obligation owed the Company, and notwithstanding such a termination the Executive shall be liable for all damages attributable to such breach. The Executive acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Executive has been engaged in the business of the Company and its affiliates, the Executive's reputation in the markets for the Company's and its affiliates' businesses and the Executive's relationship with the suppliers, customers and clients of the Company and its affiliates. The Executive further acknowledges that the restrictions contained herein are not burdensome to the Executive in light of the consideration paid therefor.

         17. INDEMNIFICATION.

                  (a) In the event that the Executive is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil,

Grant Executive Employment Agreement     10
         criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact that the Executive is or was a director, officer, employee, trustee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), expressly including service as a director, officer or in a similar position with any exchange, board of trade, clearing corporation or similar institution on which the Company or any other corporation a majority of the stock of which is owned directly or indirectly by the Company had membership privileges at the relevant time during which any such position was held, shall be indemnified by the Company against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Executive in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, that funds paid or required to be paid to the Executive as a result of the provisions of this
         Section 17 shall be returned to the Company or reduced, as the case may be, to the extent that the Executive receives funds pursuant to an indemnification from any other corporation or organization. With respect to any employee benefit plan which imposes duties on, or involves services by, the Executive, if the Executive acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, he shall be deemed to have acted in a manner not opposed to the best interests of the corporation. If the Executive could be indemnified pursuant to the first sentence of this Section 17(a) except for the fact that the subject action or suit is or was by or in the right of the Company, he shall be indemnified by the Company against expenses including attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, except that no indemnification shall be made in respect of such action or suit, in respect of any claim, issue or matter as to which the Executive shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Executive is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  (b) To the extent that the Executive has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 17(a), or in defense of any claim, issue or matter therein, he shall be indemnified by the Company against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the Company. In all cases wherein such indemnification is provided by this Section 17, unless ordered by a court, indemnification shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Executive is proper in the circumstances because he has met the applicable standard of conduct specified in this Section 17. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (ii) by a committee of such directors designated by majority vote of such directors, even

Grant Executive Employment Agreement     11
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         though less than a quorum or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (v) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (vi) by the holders of a majority of the shares of capital stock of the Company entitled to vote thereon.

                  (c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Executive did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

                  (d) Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by the Executive to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

                  (e) The indemnification hereby provided shall not be deemed exclusive of any other rights to which the Executive may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to the Executive once he has ceased to provide services to the Company.

         18. MISCELLANEOUS PROVISIONS.

                  (a) Executive's Heirs, etc. The Executive may not assign his rights or delegate his duties or obligations hereunder without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement shall be binding on the Company's successors.

                  (b) Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Chief Executive Officer of the Company with a copy to the Secretary of the Company, or to such other address as is specified in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.


Grant Executive Employment Agreement     12
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                  (c) Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with any condition or provision of this Agreement to be performed by such other party, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Except as set forth in the Indemnity Agreement, dated as of July 20, 2002, between the Executive and the Company, (the "Indemnification Agreement"), no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party, which are not set forth expressly in this Agreement. This Agreement, together with the Indemnity Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereto and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereto.

                  (d) Dispute Resolution. The Executive and the Company agree that any dispute between the Executive and the Company will be finally resolved by binding arbitration in accordance with the Federal Arbitration Act ("FAA"). The Executive and the Company agree to follow the Dispute Resolution Procedures set forth in Attachment C to this Agreement.

                  (e) Invalid Provisions. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereto agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.

                  (f) Survival of the Executive's Obligations. The Executive's obligations under this Agreement shall survive regardless of whether the Executive's employment by the Company is terminated, voluntarily or involuntarily, by the Company or the Executive, with or without Cause.

                  (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together with constitute one and the same instrument.

                  (h) Governing. This Agreement shall be governed by and construed under the laws of the State of Texas.

                  (i) Captions and Gender. The use of captions and Section headings herein is for purposes of convenience only and shall not affect the interpretation or substance of any provisions contained herein. Similarly, the use of the masculine gender with respect to pronouns in this Agreement is for purposes of convenience and includes either sex who may be a signatory.


Grant Executive Employment Agreement     13
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         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the 8th day of October, 2002.

                                               EXECUTIVE


                                               /s/ Joseph M. Grant
                                               ------------------------------
                                               Joseph M. Grant


                                               TEXAS CAPITAL BANCSHARES, INC.



                                               By: /s/ F.B. Hegi, Jr.
                                                  ---------------------------
                                               Name:  F.B. Hegi, Jr.
                                                    -------------------------
                                               Title: Director
                                                     ------------------------


Grant Executive Employment Agreement     14

                               [Exhibits Omitted]